Exhibit 4.3

Registration Rights Provisions

1.1                             Filing of Registration Statement.  Subject to the terms and conditions of this Agreement, the Company shall prepare a Registration Statement on Form S-3, or other applicable form if Form S-3 is not available or has been rescinded or replaced (the “Registration Statement”), solely with respect to the 160,536 common shares, par value 0.10 per share, of the Company issued pursuant to this Agreement (“Registrable Securities”) and shall file the Registration Statement with the Securities and Exchange Commission (the “SEC”) as soon as reasonably practical but in any event within 30 days following the date hereof.  The Registration Statement shall not be filed as a confidential filing and the Company shall file a responsive amendment to any SEC comments received regarding the Registration Statement as soon as reasonably practical after receipt of such comments.  The Company represents and warrants that, as of the date hereof, the Company meets the qualifications to file a Registration Statement on Form S-3 and that there are no matters known to the Company that would cause the Company to delay filing the Registration Statement in accordance with this Section 1.1.  All expenses relating to the registration of the Registrable Securities, including (without limitation) all registration, filing, qualification, printers, accounting and legal fees and disbursements shall be borne by the Company; provided that each Party shall be responsible for its fees (including legal fees) and expenses incurred in connection with the preparation and negotiation of this Agreement.  The Company shall (i) cause all Registrable Securities registered hereunder to be listed on each securities exchange on which the Registrable Securities are listed by the Company, (ii) maintain a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities and (iii) make any Blue Sky filings to the extent required to register or qualify Registrable Securities under state Blue Sky laws, provided that the Company shall not be required in connection therewith or as a condition thereof to qualify to do business, where not otherwise required, or to file a general consent to service of process in any state or jurisdiction.

1.2                             Effectiveness of Registration Statement.  The Company shall use commercially reasonable efforts to:  (a) have the Registration Statement declared effective by the SEC as soon as reasonably practical following the receipt of notice from the SEC of either no comments or the clearance of comments but in any event within 90 days following the date hereof; (b) subject to Section 1.3, prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective with respect to any Registrable Securities, until the earlier of (i) the date on which such Registrable Securities covered by the Registration Statement have been sold by the holder of the Registrable Securities, (ii) the date on which either such Registrable Securities are distributed to the public pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act (or any similar provision then in effect), (iii) the second anniversary of the date hereof (provided, however, that such two-year period will be extended for a period of time equal to the period such holder is required to suspend sales of such Registrable Securities pursuant to the terms of this Agreement), or (iv)  the date on which such Registrable Securities are sold to the Company (but not before the expiration of the applicable prospectus delivery requirements); and (c) comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the disposition of all securities covered by the Registration Statement during such period in accordance with the intended methods of disposition by the holder of the Registrable Securities set forth in the Registration Statement.

1.3                             Information and Copies.

(a)                               The Company shall furnish to the holder of the Registrable Securities such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus), and such other documents as Rubin may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holder.

(b)                               The Company shall notify the holder of the Registrable Securities of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and shall use commercially reasonable efforts to prepare and file with the SEC, and promptly notify each holder of Registrable Securities of the filing of, a supplement to such prospectus or an amendment to the Registration Statement so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and in the case of an amendment to the Registration Statement, use reasonable best efforts to cause it to become effective as soon as possible.  Upon receipt of any notice from the Company of the happening of any event of the kind described above, the holder of the Registrable Securities will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by the Company that the use of the prospectus may be resumed.

(c)                                In the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, the Company will promptly notify the holder of the Registrable Securities of such and will use reasonable efforts to obtain the withdrawal of such order.

(d)                               The Company reserves the right to postpone for a reasonable period of time, not to exceed in the aggregate 90 days from the date notification of such delay is sent to the holders of Registrable Securities during any 365 day period, the filing or the effectiveness of the Registration Statement if the Company in the good faith judgment of the Board of Directors determines that (i) such registration might have a material adverse effect on any of the Company’s plans or proposals with respect to any financing, acquisition, recapitalization, reorganization, or other material transaction, or (ii) the Company is in possession of material non-public information that, if publicly disclosed, could result in a material disruption of a major corporate development or transaction then pending or in progress or in other material adverse consequences to the Company.

1.4                             Nature of Sale.  Notwithstanding any other provision of this Agreement, Registrable Securities shall be treated as Registrable Securities only if and so long as they have not been (a) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (b) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

1.5                             Suspension of Sales.  If any Registrable Securities are included in a Registration Statement pursuant to the terms of this Agreement, the holder thereof will not (until further notice) effect sales thereof after receipt of written notice from the Company of the occurrence of an event specified in order to permit the Company to correct or update the Registration Statement or prospectus.  Following the end of the period during which the Company is obligated to keep the Registration Statement current and effective as described herein, each holder of Registrable Securities included in the Registration Statement shall discontinue sales thereof pursuant to such Registration Statement, unless such holder has received written notice from the Company of its intention to continue the effectiveness of such Registration Statement with respect to any of such securities which remain unsold.

1.6                             Furnish Information.  It shall be a condition precedent to the Company’s obligations to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such holder’s Registrable Securities or as the Company shall otherwise reasonably request.  The obligations of the Company under this Agreement shall be suspended as to any holder of Registrable Securities unless and until such holder complies with the preceding sentence.

1.7                             Indemnification.

(a)                               The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of the Registrable Securities and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such holder of Registrable Securities, from and against any and all losses, claims, damages, liabilities, and expenses joint or several (including reasonable fees of counsel in connection with investigating or defending any claim) (collectively, “Losses”) to which any of the foregoing may become subject insofar as such Loss arises out of or is based upon:  (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, related preliminary prospectus or prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (ii) any violation or alleged violation by the Company of Section 5 of the Securities Act or any rule or regulation thereunder or any similar state law relating to the Registration Statement, except insofar as such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission that is based upon or made in conformity with information relating to any holder of Registrable Securities furnished in writing to the Company by or on behalf of any holder of Registrable Securities. To the extent that a court of competent jurisdiction determines that the indemnification rights of a holder of Registrable Securities under this Section 1.7(a) are not enforceable, then the Company shall contribute to the Losses of such holder of Registrable Securities in such proportion as is appropriate to reflect the relative fault of such holder of Registrable Securities and the Company in connection with the statements, omissions or other actions that resulted in the Loss as well as other relevant equitable considerations.

(b)                                Each holder of Registrable Securities agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, and agents, and each person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company from and against any and all Losses to which any such persons may become subject insofar as such Loss arises out of or is based upon:  (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, related preliminary prospectus or prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent, that such untrue statement, alleged untrue statement, omission or alleged omission is contained in any information furnished in writing by such holder of Registrable Securities relating to such holder for use in the preparation of the documents described in this Section 1.7(b); or (ii) any violation or alleged violation by the such holder of Section 5 of the Securities Act or any rule or regulation thereunder or any similar state law relating to the Registration Statement.  To the extent that a court of competent jurisdiction determines that the indemnification rights of the Company under this Section 1.7(b) are not enforceable, then such holder of Registrable Securities shall contribute to the Losses of the Company in such proportion as is appropriate to reflect the relative fault of such holder of Registrable Securities and the Company in connection with the statements, omissions or other actions that resulted in the Loss as well as other relevant equitable considerations.

(c)                                 Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action, suit, proceeding, investigation, or threat thereof with respect to which a claim for indemnification may be made pursuant hereto, such indemnified party shall, if a claim in respect thereto is to be made against an indemnifying party, give written notice to the indemnifying party of the threat or commencement thereof; provided, however, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  If any such claim or action referred to hereunder is brought against any indemnified party and it then notifies the indemnifying party of the threat or commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (which counsel shall not, except with the consent of the indemnified party, be counsel to the indemnifying party).  The indemnifying party shall not be liable to an indemnified party hereunder for any legal expenses of counsel or any other expenses incurred by such indemnified party in connection with the defense thereof, unless the indemnifying party has failed to assume the defense of such claim or action or to employ counsel reasonably satisfactory to such indemnified party.  Notwithstanding the foregoing, the indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnified party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual conflicting interests between such indemnified party and any indemnifying party.  The indemnifying party shall not be required to indemnify the indemnified party with respect to any amounts paid in settlement of any action, proceeding, or investigation entered into without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.  No indemnifying party shall consent to the entry of any judgment or enter into any settlement without the consent of the indemnified party, which consent shall not be unreasonably withheld.

1.8                             Termination.  The obligations of the Company under this Agreement shall terminate on the date on which is the earlier of (a) the date on which the Company’s obligations under Section 1.2 terminate or (b) the date on which all Registrable Securities covered by the Registration Statement have been sold.

1.9                              Reports Under the Exchange Act.  With a view to making available to the holder of the Registrable Securities the benefits of Rule 144 promulgated under the Securities Act, and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of the Company to the public without registration, the Company agrees to make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times until the termination of the obligations of the Company under this Agreement.  The Company shall take all commercially reasonable actions as may be necessary so that, subject to the compliance by the holder of Registrable Securities with all applicable securities laws, such holder may freely sell the Registrable Shares pursuant to a Registration Statement in accordance with the provisions of the Securities Act, including, but not limited to, preparing and filing with the SEC all amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement (including, if necessary, filing a new Registration Statement on Form S-1 or otherwise).

1.10                      Investment Representations.

(a)                               Rubin understands and acknowledges that the Registrable Securities are characterized as “restricted securities” under the federal securities laws of the United States inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration or an applicable exemption under the Securities Act and applicable state securities laws, except in certain limited circumstances.  Rubin represents that he is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(b)                               Rubin understands that the Registrable Securities will be imprinted with a legend in accordance with the customary practice of the transfer agent of the Company, which prohibits the transfer of the shares unless such transfer will not be in violation of the Securities Act of 1933, as amended, and/or applicable state securities laws and/or any rule or regulation promulgated thereunder.  The Company will cooperate with any reasonable request of the holder of the Registrable Securities in removing any such legend (i) with respect to such Registrable Securities that are registered for resale under the Securities Act and are being sold by such holder or (ii) if such holder of Registrable Securities provides the Company with reasonable assurance that such Registrable Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act.

1.11                       Successors and Assigns.  Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, assigns and legal representatives of the Parties.  Notwithstanding the foregoing, Rubin shall not assign any rights or obligations set forth in this Agreement other than in connection with an assignment or transfer of Registrable Securities to a Family Transferee.  For the purpose of this Agreement, “Family Transferee” shall mean any family members of Rubin, any estate or legal representative of Rubin or a family member, or any trust for the benefit of any family member.

For purposes of this Agreement, the “Company” shall mean Helen of Troy Limited, “Rubin” shall mean Gerald J. Rubin, the “date hereof” shall mean November 12, 2015, and the “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.